Exhibit 10.1

AMENDMENT NO. 5 AND WAIVER, dated as of October 17, 2012 (this “Amendment and Waiver”), to the Loan and Security Agreement (as amended, restated, supplemented or modified, from time to time, the “Agreement”) dated January 14, 2010, by and between Lakeland Industries, Inc., a Delaware corporation (“Borrower”) and TD Bank, N.A., a national banking association (“Lender”).

RECITALS

WHEREAS, the Borrower has requested and the Lender has agreed, subject to the terms and conditions of this Amendment and Waiver, to amend, and waive compliance with, certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Amendments.

(a)          The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety to provide as follows:

Consolidated EBITDA - For any period, Consolidated Net Income (or deficit) plus (a) Consolidated Interest Expense, plus (b) Consolidated Depreciation Expense, plus (c) Consolidated Amortization Expense, plus (d) Consolidated Tax Expense, plus (e) non-cash expenses for equity compensation related to restricted stock plans and stock options for employees and board members, plus (f) the non-recurring expense accrual and related expenses in connection with the Brazilian Settlement, up to a maximum amount of $7,874,000, plus (g) one-time non-recurring foreign exchange losses arising as a result of the devaluation of the Brazilian Real, in an aggregate amount not to exceed $900,000, minus (h) consolidated non-recurring gains of Borrower and its Subsidiaries (including with respect to a reverse or refund of the $1,583,247 Brazil value added tax expense incurred during the fiscal quarter ended April 30, 2010, if applicable), minus (i) consolidated non-recurring charges relating to the discontinuance and shutdown of operations in India in an amount not to exceed $2,300,000, minus (j) consolidated non-recurring charges relating to the discontinuance and shutdown of operations in Missouri in an amount not to exceed $300,000, all as determined on a rolling four quarter basis, in accordance with GAAP.

Loan Documents - Collectively, this Agreement, the Note, the Surety and Guaranty Agreement, the Letter of Credit Documents, the Security Documents, the Perfection Certificate, the Cash Management Agreement, the Negative Pledge Agreements, the Mortgages and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

Maximum Revolving Credit Amount - The sum of Seventeen Million Five Hundred Thousand and 00/100 Dollars ($17,500,000.00).

Revolving Credit Maturity Date – June 30, 2013.

Security Documents - The Pledge Agreements, the Security Agreement, the Negative Pledge Agreements, the Mortgages, and other collateral security document thereafter delivered to the Lender.

(b)          The following new definitions are hereby added to Section 1.1 of the Agreement in their appropriate alphabetical order:

Brazil Premises – Rua do Luxemburgo, 260, Lotes 82/83, Condomicion Industrial Presidente, Vargas, Piraja, Salvador Brahia 41230-130

Brazilian Settlement – that certain Settlement Agreement and Other Covenants among the Elder Marcos Vieira da Conceiçao, Márcia Cristina Vieira da Conceiçao Antunes (collectively, the “Settlement Creditors”), the Borrower and Lakeland Brasil and certain other parties relating to the payment by the Borrower and Lakeland Brasil to the Settlement Creditors.

Lakeland Brasil – Lakeland Brasil S.A, a Brazilian corporation and Subsidiary of the Borrower.

Settlement Creditors – as defined in the definition of Brazilian Settlement.

(c)          The definition of the term “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby amended to add the following text immediately prior to the period at the end thereof:

“, (h) Indebtedness of the Borrower and Lakeland Brazil owing to the Settlement Creditors in connection with the Brazilian Settlement, provided that such Indebtedness shall not exceed $8,500,000, in the aggregate, (i) secured Indebtedness of Lakeland Industries Europe Ltd. in an amount not to exceed $1,500,000, in the aggregate and (j) secured Indebtedness of Lakeland Argentina S.R.L. in an amount not to exceed $750,000, in the aggregate”

(d)          The definition of the term “Permitted Liens” in Section 1.1 of the Agreement is hereby amended to add the following text immediately prior to the period at the end thereof:

“(i) Liens by Lakeland Industries Europe Ltd. and Lakeland Argentina S.R.L. to secure Indebtedness described in clauses “(i)” and “(j)”, respectively, of the definition of “Permitted Indebtedness” and (j), provided that such Liens only extend to assets or property of such Subsidiary and (j) a second mortgage on the real property located at the Brazil Premises to secure the obligations of the Borrower and Lakeland Brazil in connection with the Brazilian Settlement”

(e)          The definition of the term “Springing Mortgage” in Section 1.1 of the Agreement is hereby amended and replaced with the following definition:

Mortgages – the Mortgages to be executed and delivered by the Borrower, in accordance with Section 6.20 hereof, in connection with the Premises, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

(f)           The table in the definition of “Applicable Rate” in Section 1.1 of the Agreement is hereby amended and replaced with the following table:

Applicable Ratio	LIBOR Margin	L/C Commission	Unused Rate
Greater than 3.00:1.00	3.50%	3.50%	.50%
Less than or equal to 3.00:1.00, but greater than 2.00:1.00	1.85%	1.85%	.30%
Less than or equal to 2.00:1.00	1.70%	1.70%	.25%

(g)           Section 2.7 of the Agreement is hereby amended to add a new subsection “(g)” at the end thereof as follows:

(g)          On the Amendment No. 5 Effective Date, Lender shall have fully earned and Borrower shall unconditionally pay to Lender, a non-refundable waiver fee of Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Waiver Fee”).

(h)           The table in Section 6.8(a) of the Agreement (Consolidated Fixed Charge Coverage Ratio) is hereby amended and restated in its entirety to provide as follows:

Period	Maximum Ratio

October 31, 2012	not to be tested

January 31, 2013 and thereafter	1.20:1.00

(i)            The table in Section 6.8(b) of the Agreement (Consolidated Leverage Ratio) is hereby amended and restated in its entirety to provide as follows:

Period	Maximum Ratio

October 31, 2012	not to be tested

January 31, 2013	6.25:1.00

April 30, 2013	4.50:1.00

July 31, 2013 and thereafter	3.50:1.00

(j)           The table in Section 6.8(c) of the Agreement (Consolidated EBITDA) is hereby amended and restated in its entirety to provide as follows:

Period	Minimum Amount

October 31, 2012	$1,000,000

January 31, 2013	$2,500,000

April 30, 2013	$3,500,000

July 31, 2013 and thereafter	$4,000,000

(k)          Section 6.20 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

Section 6.20. Mortgages. On or prior to November 15, 2012, the Borrower shall have delivered to the Lender, for each Premises: (a) a title policy and a lender's title insurance binder issued by an insurance company authorized to transact business in the state where the Premises referred to in such Mortgage is located and acceptable to the Lender naming the Lender as insured and insuring that the applicable Mortgage creates a continuing, valid lien on the Property prior to all Liens (other than Permitted Liens), fully securing the Loans and on terms and conditions satisfactory to the Lender, (b) a Mortgage, duly executed by the Borrower, with respect to each Premises, in form and substance satisfactory to the Lender; (c) copies of all environmental reports with respect to the Premises, including an updated environmental report at the reasonable option of the Lender, (d) evidence that such Premises is not located in a Federally designated “special flood hazard area” or if such Premises is located in a Federally designated “special flood hazard area,” a flood insurance policy with terms and coverage satisfactory to the Lender, (e) a current legal description and updated survey of each of the Premises, certified to the Lender and the title company, (f) a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to the Mortgages, naming the Lender as mortgagee and loss payee with respect to such insurance, and (g) such other documents, promissory notes, agreements and information, including opinions of counsel, that the Lender may reasonably request. The Borrower further agrees to pay all title insurance premiums, recording and filing fees and charges and other expenses incurred by the Lender in connection with the recording of the Mortgages and the delivery of the other documents required pursuant to this Section 6.20.

2.           Waivers.

(a)           The Lender hereby waives compliance with Section 6.8(b) of the Agreement, Consolidated Leverage Ratio, for the fiscal quarters ended April 30, 2012 and July 31, 2012, which required a Consolidated Leverage Ratio of not greater than (i) 6.25:1.00, for the fiscal quarter ended April 30, 2012 and (ii) 5.50:1.00, for the fiscal quarter ended July 31, 2012.

(b)           The Lender hereby waives compliance with Section 6.8(c) of the Agreement, Consolidated EBITDA, for the fiscal quarters ended April 30, 2012 and July 31, 2012, which required Consolidated EBITDA of not less than (i) $3,000,000, for the fiscal quarter ended April 30, 2012 and (ii) $3,500,000, for the fiscal quarter ended July 31, 2012.

3.           Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Lender of this Amendment and Waiver, duly executed by the Borrower and the Guarantor, (b) the Waiver Fee, (c) a second amended and restated Revolving Credit Note, substantially in the form attached hereto as Exhibit 1, (d) a secretary’s certificate, substantially in the form attached hereto as Exhibit 2 and (e) such documents and agreements that the Lender shall request.

4.           Conforming Amendments. The Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver. The Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

5.            Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)           After giving effect to this Amendment and Waiver (i) each of the representations and warranties set forth in Article V of the Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment and Waiver.

(b)           The Borrower has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by the Borrower, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lender and which are in full force and effect.

(c)           The execution, delivery and performance by the Borrower of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment and Waiver, and the execution and delivery by the Guarantor of the Consent to this Amendment and Waiver, (i) have been duly authorized by all requisite corporate action, and (ii) will not violate (A) any provision of law applicable to the Borrower or the Guarantor, any rule or regulation of any Governmental Authority applicable to the Borrower or the Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Borrower or of the Guarantor.

(d)           This Amendment and Waiver and each of the other agreements, instruments and documents executed in connection with this Amendment and Waiver to which the Borrower or the Guarantor are a party have been duly executed and delivered by the Borrower and the Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower and the Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

6.            Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

The amendments and waivers herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Agreement.

This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver.

THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

7.           Reaffirmation.

The Borrower hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Borrower’s obligations under the Note, the Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; (b) reaffirms and ratifies all the representations and covenants contained in each Security Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.

[next page is the signature page]

IN WITNESS WHEREOF, the Borrower and the Lender have signed and delivered this Amendment as of the date first written above.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Chief Executive Officer and President

TD BANK, N.A.

By:	/s/ John Topolovec
Name:	John Topolovec
Title:	Vice President

CONSENT

The undersigned, not as parties to the Agreement but as Guarantor under the Guaranty and as a Grantor under the Security Agreement, hereby (a) accepts and agrees to the terms of the foregoing Amendment, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is party are, and shall remain, in full force and effect in accordance with their respective terms and (c) (i) all terms and provisions contained in the Loan Document to which it is a party are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and shall be deemed to extend to the Refinance Term Loan.

LAIDLAW, ADAMS & PECK, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Chief Executive Officer and President